                                                                    Exhibit 23.1

                           CONSENT OF BDO SEIDMAN, LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Telenetics Corporation
Lake Forest, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 1999, except as to Note 14, which is as of April 15, 1999, relating to the financial statements of Telenetics Corporation appearing in the Company's Transition Report on Form 10-KSB for the nine months ended December 31, 1998.



                                         /S/ BDO SEIDMAN, LLP


Orange County, California
August 9, 1999